As filed with the Securities and Exchange Commission on June 15, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New EXM Inc.

(Exact name of registrant as specified in its charter)

Kentucky	20-0865835
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard Covington, Kentucky	41012-0391
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange and Chicago Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange and Chicago Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-119689-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the common stock, par value $0.01 per share (the “Common Stock”), and the preferred stock purchase rights issued pursuant to the Rights Agreement, as amended (the “Rights” and together with the Common Stock, the “Securities”), of New EXM Inc. (the “Registrant”) is set forth under the headings “Description of New Ashland Capital Stock” and “Comparison of Rights of Holders of Common Stock” in the proxy statement/prospectus (the “Prospectus”) of the Registrant, constituting part of the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-119689-01) (the “Registration Statement”), relating to the Securities, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, and such information is hereby incorporated herein by reference. Any form of proxy statement/prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities shall be deemed to be incorporated herein by reference. The Registrant shall be renamed “Ashland Inc.” as part of the transactions described in the Prospectus.

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ITEM 2. EXHIBITS.

The following exhibits are incorporated herein by reference.

Exhibit No.	Description
3.1	Articles of Incorporation of New EXM Inc., as amended May 9, 2005 (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

3.2	By-laws of New EXM Inc., as amended May 9, 2005 (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

3.3	Form of Articles of Incorporation of New EXM Inc. to be in effect upon the closing of the transactions described in the Prospectus (incorporated herein by reference to Exhibit 3.5 of the Registration Statement).

3.4	Form of By-laws of New EXM Inc. to be in effect upon the closing of the transactions described in the Prospectus (incorporated herein by reference to Exhibit 3.6 of the Registration Statement).

4.1	Specimen certificate of New EXM Inc. common stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).

4.2	Rights Agreement dated as of May 16, 1996 between Ashland Inc. and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to Ashland Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001).

4.3	Amendment No. 1 dated as of March 18, 2004 to Rights Agreement dated as of May 16, 1996 between Ashland Inc. and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 4 to Ashland Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004).

4.4	Amendment No. 2 dated as of April 27, 2005 to Rights Agreement dated as of May 16, 1996 between Ashland Inc. and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 4.7 of the Registration Statement).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2005

New EXM Inc.

By	/s/ David L. Hausrath
Name:	David L. Hausrath
Title:	Secretary

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